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		Exhibit 21 - Subsidiaries of Registrant

               Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.

          Name                                         State of Incorporation
          ----                                         ----------------------

          American Cablevision Services, Inc.                    Florida
          Avatar Properties Inc.                                 Florida
          Avatar Camelot Isles, Inc.                             Florida
           Avatar Communities, Inc.                              Florida
             Avatar Communities of Arizona, Inc.                 Arizona
             Avatar Communities of California, Inc.              California
             Avatar Communities of Connecticut, Inc.             Connecticut
             Avatar Communities of District of Columbia, Inc.    District of
                                                                 Colombia
             Avatar Communities of Georgia, Inc.                 Georgia
             Avatar Communities of Illinois, Inc.                Illinois
             Avatar Communities of Indiana, Inc.                 Indiana
             Avatar Communities of Massachusetts, Inc.           Massachusetts
             Avatar Communities of Michigan, Inc.                Michigan
             Avatar Communities of Nevada, Inc.                  Nevada
             Avatar Communities of New Jersey, Inc.              New Jersey
             Avatar Communities of New York, Inc.                New York
             Avatar Communities of Ohio, Inc.                    Ohio
             Avatar Communities of Pennsylvania, Inc.            Pennsylvania
             Avatar Communities of Wisconsin, Inc.               Wisconsin
             Avatar Finance, Inc.                                Delaware
               Avatar Mortgage Funding, Inc.                     Delaware
            Avatar International Sales of U.S.A., Inc.           Delaware
           Avatar Leisure Lakes, Inc.                            Florida
           Avatar New Homes of Florida, Inc.                     Florida
           Avatar Realty Inc.                                    Delaware
              Avatar Condominium Management Inc.                 Florida
                 Avatar Asset Management, Inc.                   Florida
             Avatar Development Corporation                      Florida
               Avatar Harbor Islands, Inc.                       Florida
                Harbor Islands Clubs, Inc.                       Florida
                Harbor Islands Community Management, Inc.        Florida
                   Harbor Islands Community Services, Inc.       Florida
               Harbor Islands Realty, Inc.                       Florida
             Avatar Georgetown Inc.                              Delaware
             Avatar Realty of Arizona, Inc.                      Arizona
             Dorten, Inc.                                        Florida
             GACL, Inc. of California                            California
               Mulholland Hills Associates                       California(1)
               Optimum Environments Inc.                         California
           Avatar Resort Group, Inc.                             Florida
           Avatar Resort Management, Inc.                        Florida
           Avatar Retirement Communities, Inc                    Delaware
           Avatar Vacation Realty, Inc.                          Florida
            Avatar Vacation Realty of Tennessee, Inc.            Tennessee

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          Exhibit 21 - Subsidiaries of Registrant  (continued)

           Avatar Vacation Resorts, Inc.                         Florida
             Avatar Beach Resort, Inc.                           Florida
             Poinciana Vacation Resort, Inc.                     Florida
             Sunrise Ridge Resort, Inc.                          Tennessee
            Avatar Vacation Resorts Club, Inc.                   Florida
            Banyan Bay Development Corporation                   Florida
            Barefoot Bay Corporation                             Florida
            Barefoot Bay Development Corporation                 Florida
            Cape Coral Development Corporation                   Florida
               Cape Coral Realty, Inc.                           Florida
            Country Club Inn, Inc.                               Florida
            Fort Myers Construction Co., Inc.                    Florida
            Golden Gate Realty, Inc.                             Florida
            Kissimmee Construction Corporation                   Florida
            Lee Investment Company, Inc.                         Florida
            Poinciana Golf and Racquet Club, Inc.                Florida
            Poinciana New Township, Inc.                         Florida
               Avatar Poinciana, Inc.                            Florida
            Rio Rico Properties Inc.                             Florida
               Avatar Homes of Arizona, Inc.                     Arizona
               Rio Rico Golf and Country Club                    Arizona
               Rio Rico Resort Hotel, Inc.                       Arizona
               Rio Rico Realty, Inc.                             Arizona
            Tarpon Point, Inc.                                   Florida
            USA Family Homes, Inc.                               Florida
          Avatar Utilities Inc.                                  Delaware(2)
            Avatar Utility Services, Inc.                        Florida
               Utility Services Group Inc.                       Florida
            Poinciana Utilities Inc.                             Florida
            Barefoot Bay Propane Gas Company                     Florida
            Consolidated Water Company                           Delaware (3)
               FCWC Holdings, Inc.                               Delaware (4)
                 Florida Cities Water Company                    Florida
           Brookman-Fels Communities, Inc.                       Delaware
           Parkway Mortgage Company, Inc.                        Florida
           Rio Rico Utilities Inc.                               Arizona

          Notes to Exhibit 21 - Subsidiaries of Registrant:

               (1) Partnership owned 99% by GACL, Inc. of California and 1% by Lee Investment Company, Inc.

               (2) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company. All of the outstanding shares of preferred stock of Consolidated Water Company are owned by other interests.

               (3) Consolidated Water Company owns all outstanding common stock of FCWC Holdings, Inc.

               (4) FCWC Holdings, Inc. owns all of the common and preferred stock of Florida Cities Water Company. FCWC Holdings, Inc. has one class of preferred stock owned by outside interests.


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